SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                  CURRENT REPORT UNDER SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (date of earliest event reported): June 2, 1998
                        Commission File Number:  0-10104


                            LA TEKO RESOURCES LTD.
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


             BRITISH COLUMBIA                       87-0483319
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     (State or other jurisdiction of              (IRS Employer
      incorporation or organization)           Identification No.)



     625 HOWE STREET, SUITE 500
             VANCOUVER, B.C.                         V6C 2T6
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     (Address of Principal Executive                (Zip Code)
                 Offices)

              Registrant's Telephone Number, including Area Code:
                                 (604) 688-0833




                               NOT APPLICABLE
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     (Former name, former address, and formal fiscal year, if changed since last report)





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                             ITEM 5:  OTHER EVENTS

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On June 2, 1998, La Teko Resources Ltd. reported its exploration plans for the upcoming field season. La Teko is a gold exploration company focusing on the prolific Tintina Gold Belt (30 million ounces of historical production, 40 million ounces in reserve and resource categories) in central Alaska and Yukon. Budgeted expenditures on La Teko properties in 1998 amount to over US$4.6 million, with $3.6 million of that from the Company's joint venture partner, Newmont, at True North. La Teko has US$1.6 million cash and no debt.

TRUE NORTH

True North is a 1.31 million ounce (18.2 million tons at .07 oz. Au/ton) gold deposit located 20 miles northeast of Fairbanks, Alaska. Newmont Alaska Limited has the right to earn a 65% interest in True North for US$27 million, including US$6 million in cash to La Teko (now fully paid) and US$21 million in work on the property (approximately US$10.5 million spent to the end of 1997), including a feasibility study.

Newmont's budget of US$3.6 million for True North includes a 12 month, US$2.1 million engineering (pre-feasibility) study including metallurgical work, siting studies, geotechnical work, engineering design and detailed cost estimates, expected to be completed by year end. Preliminary metallurgical results have been positive, with low cyanide consumption and 85% to 95% gold recoveries in bottle roll tests. The budget also includes a six month, Phase 1, US$1.5 million exploration program, to allow for surface exploration along strike from the known mineralization and specifically within the 7,400 acres newly added to the joint venture this year. Power auger sampling is now underway on this ground. A further allocation for exploration in the second half of the year will be considered by Newmont when the Phase 1 program has been completed.

RYAN LODE

The Ryan Lode property contains a proven and probable reserve of 822,000 ounces of gold (14.5 million tons at .056 oz. Au/ton) located 8 miles west of Fairbanks and is 100% owned by La Teko. The Company is now examining other opportunities for the development of this property, including sale or joint venture. Meanwhile, the property is being held on a minimum care and maintenance basis.

EXPLORATION

La Teko's exploration focus is for gold and it is concentrating that exploration effort in the area now being described as the Tintina Gold Belt. This belt of rocks, which extends through central Alaska and into the Yukon, is a prolific producer with over 30 million ounces of past gold production. It also has a great future, with over 40 million ounces of known reserves and resources, much of it recently discovered, including the new, high grade, 4.5 million ounce Pogo deposit (Sumitomo and Teck) and the reserve increase from 3.6 to 6.7 million ounces at Donlin Creek (Placer Dome). These new discoveries indicate that the surface of this belt has barely been scratched and that there is potential for many new discoveries.

Twin Buttes/Juniper

This property is underlain by the same geological formations which host most of the gold production from the Fairbanks Mining District. However, due to thick overburden cover, there is currently little direct evidence of gold mineralization on the property. The target is a large, bulk minable gold deposit such as True North or Fort Knox.

Last year's airborne geophysical program over the Twin Buttes property was successful in delineating an interesting pattern of magnetic signatures which have similarities to those observed at nearby Fort Knox and True North. This winter La Teko added a number of prospecting sites to bring the total size of the property to over 40,000 acres.

A US$60,000 exploration program was initiated in late May. The program will include power auger geochemical sampling, the same type of sampling which has been so effective at True North. If this program is successful it will be followed by detailed sampling and ground geophysical surveys to define drill targets.

Discovery Gulch

This property, located in the Circle Mining District 100 miles northeast of Fairbanks, has taken a dramatic step forward with the discovery of a strong and coherent gold geochemical anomaly in soils. Given the nature of this anomaly, in soils near the top of a ridge, it is believed to be related to a northwest trending intrusive body mapped on the prospect. This intrusive has characteristics similar to intrusives which are a key feature of many of the gold deposits in the Tintina Gold Belt. Placer gold occurs in creeks draining the ridge.

The Company has budgeted US$70,000 to further delineate this anomaly with geochemical sampling and to search for its source with trenching. If this surface exploration program is successful a drilling program will be recommended. A number of potential joint venture partners have expressed an interest in this property.

Scheelite Dome

La Teko is earning a 100% interest in Scheelite Dome from Kennecott, subject to a 49% back-in right or a 2.5% NSR. The property lies in central Yukon Territory, just outside the town of Mayo. It is within an active placer gold mining district and in fact appears to be the source area for significant placer gold deposits.

La Teko acquired the property on the basis of its similarities to True North and other Alaska gold deposits, in particular Pogo. The new Pogo discovery, by Sumitomo and Teck, is a high grade deposit, 0.4 oz. Au/ton, containing 4.5 million ounces of gold with a similar geological setting and a similar geochemical signature to that observed at Scheelite Dome.

The Scheelite Dome property contains anomalous gold values in soil and in bedrock over an area almost 4 km in length by 2 km in width. La Teko's target here is a large, bulk minable gold deposit, possibly with a flat-lying orientation (as is the case with both True North and Pogo).

The 1998 budget is US$275,000 in a two phase program. Phase 1, which is now underway, will include geological work combined with 12 km IP survey designed to detect zones of mineralization and structural deformation within the area of the geochemical anomaly. This will be followed by a Phase 2 drilling program of a minimum 2,000 m of reverse circulation drilling, scheduled to commence July 15.

SUMMARY

La Teko, through its longtime presence in the north, is well positioned in this evolving Alaska-Yukon gold rush. The Company has both very high quality exploration targets and it has in True North and Ryan Lode reserves and resources which give the Company a solid foundation for future growth.


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                                   SIGNATURES

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      Pursuant to the requirements of section 13 or 15(d) of the Securities
Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          LA TEKO RESOURCES LTD.


Dated:  June 3, 1998                      By /s/ Gerald G. Carlson, President